EXHIBIT 3.1.1

                                                                 F I L E D
                                                               APR 03 1986
                                                               JANE BURGIO
                                                            Secretary of State
                                                                 0272129

                          Certificate of Incorporation

                                       Of

                           TRANS-ATLANTIC VIDEO, INC.

     This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 13A:1-1 et seq., the "New Jersey Business Corporation Act."

     1.   The name of the corporation is Trans-Atlantic Video, Inc.

     2. The address (and zip code) of this corporation's initial registered office is
                 Monmouth Executive Plaza II, 1300 Highway 35,
                 Ocean, New Jersey 07712

  And the name of this corporation's initial registered agent at such address is Fred Ira Eckhaus, Esquire

     3.   The purposes for which this corporation is organized are:

       To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:1-1 et seq.

       In furtherance of its corporate purposes, the corporation shall have the following general powers:

       To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or part of the property of the corporation and from time to time vary any investment or employment. of capital of the corporation.

       To borrow money and to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise without the time as to amount, and to secure the same by mortgage; agreements, and contracts of every kind and description.

       To lend money for its corporate, purposes, to invest and re-invest its funds, and take, hold and deal with real and personal property as security for the payment of, funds so loaned or invested.

         To the same extent as natural persons might, or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, lease holds and interest, estate and rights in real property in any franchises, rights, licenses herein expressed.

(See Attached Rider)


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     4.   The aggregate number of shares which the corporation shall have authority to issue is 2,500, each of which shall have no par value.








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                                      RIDER

         To pay pension, and establish and carry out pension, profit sharing, sock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trust and provisions for any or all of the directors, officers and employees of its subsidiaries, and to provide insurance for its benefit on the life of any of its directors, officers or of acquiring at his death, shares of its stock owned by such stockholders.

To do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein before set forth,. either alone or in association with other corporations, firms, or individuals, or pertinent to or growing out of or connected with the aforesaid business or powers of any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.










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     5.   The first Board of Directors of this corporation shall consist of 1
          Director(s) and the name and address of each such person who is to serve as such Director is:

                Name                   Address                      Zip Code

           Jeffrey Schillen      48 St. Lawrence Way, Marlboro, NJ    07746

     6.   The name and address of each incorporator is:

                Name                   Address                      Zip Code

           Fred Ira Eckhaus, Esq., 1300 Highway 35, Ocean, NJ         07712
















         In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 1st day of April 1986.



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